Exhibit 5.1
[Cooper Cameron Corporation Letterhead]
September 19, 2005
Cooper Cameron Corporation
1333 West Loop South, Suite 1700
Houston, TX 77027
Gentlemen:
     I am the General Counsel for Cooper Cameron Corporation, a Delaware corporation (the “Company”), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended, of 2,013,525 shares (the “Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”) issuable under the Company’s 2005 Equity Incentive Plan (the “Plan”), to be offered upon the terms and subject to the conditions set forth in the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating thereto to be filed with the Securities and Exchange Commission.
     In connection therewith, I have examined the Plan, originals or copies certified or otherwise identified to my satisfaction of the Amended and Restated Certificate of Incorporation of the Company, the Second Amended and Restated By-laws of the Company, the corporate proceedings with respect to the Shares and the offering thereof, certificates of public officials, statutes and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.
     I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.
     Based upon the foregoing, and having a regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly and validly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ William C. Lemmer

William C. Lemmer
Vice President, General Counsel and Secretary